Consent of Independent Registered Public Accounting Firm

The Board of Trustees of The MainStay Funds,
The Board of Directors of Eclipse Funds Inc.,
and the Board of Trustees of Eclipse Funds:

We consent to the use of our reports dated December 22, 2008, with respect to the financial statements of The MainStay Funds, comprising the MainStay Capital Appreciation, MainStay Common Stock, MainStay Convertible, MainStay Diversified Income, MainStay Equity Index, MainStay Global High Income, MainStay Government, MainStay High Yield Corporate Bond, MainStay International Equity, MainStay Large Cap Growth, MainStay MAP, MainStay Mid Cap Growth, MainStay Mid Cap Value, MainStay Money Market, MainStay Small Cap Growth, MainStay Small Cap Value, MainStay Tax Free Bond, MainStay Income Builder (formerly MainStay Total Return), MainStay Value, MainStay Institutional Bond, and MainStay Principal Preservation Funds, Eclipse Funds Inc., comprising the MainStay Epoch U.S. All Cap (formerly All Cap Growth), MainStay Cash Reserves, MainStay Conservative Allocation, MainStay Floating Rate, MainStay Growth Allocation, MainStay Growth Equity, MainStay Income Manager, MainStay Indexed Bond, MainStay Intermediate Term Bond, MainStay Moderate Allocation, MainStay Moderate Growth Allocation, MainStay S&P 500 Index, MainStay Short Term Bond, MainStay 130/30 Core, MainStay 130/30 Growth, MainStay 130/30 High Yield, MainStay 130/30 International, MainStay Retirement 2010, MainStay Retirement 2020, MainStay Retirement 2030, MainStay Retirement 2040, and MainStay Retirement 2050 Funds, and Eclipse Funds, comprising the MainStay Balanced, MainStay Mid Cap Core, and MainStay U.S. Small Cap (formerly MainStay Small Company Value) Funds, as of and for the year ended October 31, 2008, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and in the introduction to and under the headings “Disclosure of Portfolio Holdings” and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 16, 2009